UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2007

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

ContiGroup Companies, Inc. (“ContiGroup”) has entered into a Rule 10b5-1 Stock Purchase Plan that provides for the purchase of up to 1,505,000 shares of common stock of Smithfield Foods, Inc. (“Smithfield”) during the one-year period commencing October 16, 2007. Purchases under the plan are subject to daily volume limitations and maximum price levels. ContiGroup is a beneficial owner of more than 5% of Smithfield’s common stock. Paul J. Fribourg, a member of Smithfield’s board of directors, is Chairman, President and Chief Executive Officer of ContiGroup. Michael J. Zimmerman, a Smithfield advisory director, is Executive Vice President and Chief Financial Officer of ContiGroup.

Except as may be required by law, Smithfield does not undertake to report Rule 10b5-1 trading plans established by Smithfield directors, officers or stockholders or to report modifications, termination or other activity under any publicly announced plan, including the plan of ContiGroup.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: October 16, 2007	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary